                                                                  EXHIBIT 3.1.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                MYLEX CORPORATION

         MYLEX CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                  The Board of Directors of the Corporation, by written consent executed in lieu of a meeting of all directors, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, and having declared it advisable, submitted the proposed amendment to the stockholders of the Corporation for their consideration and approval at the 1997 Annual Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:

                           RESOLVED, that the Corporation shall amend Article
                  Fourth of its Certificate of Incorporation in its entirety to read as follows:

                           "FOURTH: The Corporation shall be authorized to
                  issue One Hundred Twenty Million (120,000,000) shares of common stock, $.01 par value per share."

                  By the affirmative vote of a majority of the outstanding common stock of the Corporation, the stockholders of the Corporation approved the amendment on July 17, 1997.

                  The Corporation duly adopted the amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         The Corporation has caused this Certificate to be executed by Al Montross, its President, and by Colleen Gray, its Secretary, as of March 23, 1999.
                                                     MYLEX CORPORATION

                                                     By /s/ Al Montross
                                                        ----------------------
                                                        Al Montross, President

ATTEST:

/s/ Colleen Gray
-----------------------
Colleen Gray, Secretary

STATE OF CALIFORNIA)
                   )
County of Alameda  )

         The foregoing instrument was acknowledged before me this ____ day of March, 1999, by Al Montross, the President of Mylex Corporation, a Delaware corporation, as the act and deed of the Corporation, and he acknowledged that the facts stated in the foregoing certificate are true.

                                                     -------------------------
                                                     Notary Public

My Commission Expires:






STATE OF CALIFORNIA)
                   )
County of Alameda  )

         The foregoing instrument was acknowledged before me this ____ day of March, 1999, by Colleen Gray, the Secretary of Mylex Corporation, a Delaware corporation, as the act and deed of the Corporation, and she acknowledged that the facts stated in the foregoing certificate are true.

                                                    --------------------------
                                                     Notary Public

My Commission Expires:


                                      -3-